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                                                                    Exhibit 99.3



                        INSTRUCTION TO REGISTERED HOLDER
                              FROM BENEFICIAL OWNER

                                       OF

                      7 3/8% SERIES A SENIOR NOTES DUE 2004
                      7 5/8% SERIES A SENIOR NOTES DUE 2006

                      7 7/8% SERIES A SENIOR NOTES DUE 2009

                                       OF

                        ALLIED WASTE NORTH AMERICA, INC.


To Registered Holders:

The undersigned hereby acknowledges receipt of the Prospectus dated ____________, 1999 (the "Prospectus"), of Allied Waste North America, Inc. (the "Company"), and accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer") to exchange U.S. $1,000 principal amount of 7 3/8% Series B Senior Notes due 2004, 7 5/8% Series B Senior Notes due 2006 and 7 7/8% Series B Senior Notes due 2009 (the "New Senior Notes") of the Company for each U.S. $1,000 principal amount of outstanding 7 3/8% Series A Senior Notes due 2004, 7 5/8% Series A Senior Notes due 2006 and 7 7/8% Series A Senior Notes due 2009 (the "Old Senior Notes") of the Company, respectively. Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.


      This will instruct you, the registered holder, as to the action to be taken by you relating to the Exchange Offer with respect to the Old Senior Notes held by you for the account of the undersigned.

      The aggregate face amount of the Old Senior Notes held by you for the account of the undersigned is (fill in amount):

      U.S.$____________ of 7 3/8% Series A Senior Notes due 2004
      U.S.$____________ of 7 5/8% Series A Senior Notes due 2006
      U.S.$____________ of 7 7/8% Series A Senior Notes due 2009.

      With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

      / / To TENDER the following Old Senior Notes held by you for the account of the undersigned (insert principal amount of Old Senior Notes to be tendered (if any)):

      U.S.$____________ of 7 3/8% Series B Senior Notes due 2004
      U.S.$____________ of 7 5/8% Series B Senior Notes due 2006
      U.S.$____________ of 7 7/8% Series B Senior Notes due 2009.

      / / NOT to TENDER any Old Senior Notes held by you for the account of the undersigned.
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    If the undersigned instructs you to tender Old Senior Notes held by you for the account of the undersigned, it is understood that you are authorized to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations, that (i) the New Senior Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) the undersigned is not participating in, intends to participate in or has an arrangement or understanding with any person to participate in, the distribution of such New Senior Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Senior Notes for its own account in exchange for Old Senior Notes, the undersigned is not engaged in or intends to participate in the distribution of such New Senior Notes and (iv) the undersigned is not an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act of 1933, as amended (the "Securities Act"), or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable. If the undersigned is a broker-dealer (whether or not it is also an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act) that will receive New Senior Notes for its own account in exchange for Old Senior Notes, it represents that such Old Senior Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Senior Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Senior Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.



                                    SIGN HERE

  Name of beneficial owner(s) (please print):___________________________________

  Signature(s):_________________________________________________________________

  Address:______________________________________________________________________

  ______________________________________________________________________________

  Telephone Number._____________________________________________________________

  Taxpayer identification or Social Security Number_____________________________

  Date:_________________________________________________________________________



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